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                                                                    EXHIBIT 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our report dated September 10, 1997, accompanying the financial statements of Texas Bank contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ McClelland Samuel & Fehnel, L.L.P

McCLELLAND, SAMUEL & FEHNEL, L.L.P

Beaumont, Texas
September 22, 1997